EXHIBIT 21

SUBSIDIARIES OF APPLIED MATERIALS, INC.

Place of
Legal Entity Name	Incorporation

Applied Materials Japan, Inc.	Japan

Applied Materials Europe BV(1)	Netherlands

Applied Materials International BV	Netherlands

Applied Acquisition Subsidiary	California

Applied Materials (Holdings)(2)	California

Applied Materials Asia-Pacific, Ltd.(3)	Delaware

Applied Materials Israel, Ltd.(4)	Israel

Opal, Inc.	Delaware

Orbot Instruments, Inc.	Delaware

AM Japan LLC	Delaware

Consilium, Inc.(5)	Delaware

Applied Materials SPV1, Inc.(6)	Delaware
Parker Technologies, Inc.	California

AKT, Inc.(7)	Japan
Obsidian, Inc.	California

(1) Applied Materials Europe BV owns the following subsidiaries:

Applied Materials GmbH	Germany

Applied Materials France SARL	France

Applied Materials Ltd.	United Kingdom

Applied Materials Ireland Ltd.	Ireland

Applied Materials Sweden AB	Sweden

Applied Materials Israel Services (1994) Ltd.	Israel
Applied Materials Italy Srl.	Italy

Applied Materials Belgium S.A.	Belgium

(2) Applied Materials (Holdings) owns the following subsidiary:

Applied Implant Technology, Ltd.	California

(3) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
Applied Materials Korea, Ltd.	Korea
Applied Materials Taiwan, Ltd.	Taiwan

Applied Materials South East Asia Pte. Ltd.(a)	Singapore

Applied Materials China, Ltd.(b)	Hong Kong

AMAT (Thailand) Limited	Thailand

(4) Applied Materials Israel, Ltd. owns the following subsidiary:

Integrated Circuit Testing GmbH	Germany

(5) Consilium, Inc. owns the following subsidiaries:

Consilium GmbH	Germany

Consilium France SARL	France

Consilium Foreign Sales Corporation	Virgin Islands

Nihon Consilium KK or Consilium Japan Corporation	Japan

Consilium Asia, Inc.	California
Consilium Taiwan, Inc.	Delaware

Place of
Legal Entity Name	Incorporation

(6) Applied Materials SPV1, Inc. owns the following subsidiary:

Applied Materials SPV2, Inc.	Delaware

(7) AKT, Inc. owns the following subsidiary:

AKT America, Inc.	California

(a) Applied Materials South East Asia Pte. Ltd. owns the following subsidiary:

Applied Materials (AMSEA) Sdn Bhd	Malaysia

(b) Applied Materials China, Ltd. owns the following subsidiary:

Applied Materials China Tianjin Co., Ltd.	P.R. China

50-50 JOINT VENTURE OF APPLIED MATERIALS, INC.

Place of
Legal Entity Name	Incorporation

eLith LLC	Delaware